Exhibit 1.1

L-3 COMMUNICATIONS CORPORATION

$350,000,000 1.50% Senior Notes due 2017

$650,000,000 3.95% Senior Notes due 2024

UNDERWRITING AGREEMENT

May 13, 2014

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

SunTrust Robinson Humphrey, Inc.

Underwriting Agreement

May 13, 2014

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

BARCLAYS CAPITAL INC.

SUNTRUST ROBINSON HUMPHREY, INC.

As Representatives of the several Underwriters

c/o MERRILL LYNCH, PIERCE, FENNER & SMITH

                                    INCORPORATED

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Introductory. L-3 Communications Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $350,000,000 in aggregate principal amount of the Company’s 1.50% Senior Notes due 2017 (the “2017 Notes”) and $650,000,000 in aggregate principal amount of the Company’s 3.95% Senior Notes due 2024 (the “2024 Notes” and together with 2017 Notes, the “Notes”). Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and SunTrust Robinson Humphrey, Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

The Notes will be issued pursuant to an indenture, dated as of May 21, 2010 (the “Base Indenture”), among the Company, the Guarantors (as defined below) and The Bank of New York Mellon, as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to a supplemental indenture, dated as of the Closing Date (as defined in Section 2 below) (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”). The Notes will be guaranteed (the “Guarantees”) on an unsecured senior basis by each of the entities listed on Exhibit A hereto (the “Guarantors”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 below) (the “DTC Agreement”), among the Company, the Trustee and the Depositary.

The Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-188457), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Notes, and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean the preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 4:45 p.m. on May 13, 2014 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company and the Guarantors hereby confirm their agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company and the Guarantors.

The Company and the Guarantors hereby jointly and severally represent, warrant and covenant to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:

a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto (including the filing with the Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013) became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated May 13, 2014, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, L-3 Communications Holdings Inc., a Delaware corporation and the parent of the Company, was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company is eligible to use an automatic shelf registration statement pursuant to Form S-3 under the Securities Act and has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

e) Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free

Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

g) Distribution of Offering Material By the Company. The Company and the Guarantors have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Annex II hereto (collectively, “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

j) Authorization of the Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, when the Supplemental Indenture has been duly executed by the proper officers of the Company and each of the Guarantors (assuming the Indenture is the valid and binding obligation of the Trustee), executed and delivered by the Company and each of the Guarantors, the Indenture will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general equitable principles

(regardless of whether such enforceability is considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing (the “Enforceability Exceptions”). The Indenture has been duly qualified under the Trust Indenture Act.

k) Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

l) Authorization of the Guarantees. The Guarantees have been duly authorized by the Guarantors and, when issued and delivered by the Guarantors, and when the Notes have been duly authorized and executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor on the Closing Date in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Guarantors entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions.

m) Description of the Notes and the Indenture. The Notes, the Indenture and the Guarantees conform, or will conform, in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

n) Accuracy of Statements in Prospectus. The statements in each of the Preliminary Prospectus and the Prospectus under the captions “Description of the Senior Notes,” “Description of Senior Unsecured Notes” and “Material U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

o) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, (i) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and, except as would not, individually or in the aggregate, result in a Material Adverse Change (as defined below) (ii) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise) or in the business, properties, stockholders’ equity, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”).

p) Independent Accountants. PricewaterhouseCoopers LLP, which have audited the Company’s audited financial statements for the fiscal years ended December 31, 2013, 2012 and 2011 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the

Prospectus, are an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act and the Public Company Accounting Oversight Board.

q) Preparation of the Financial Statements. The financial statements and the notes thereto included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and comply as to form in all material respects with the rules and regulations of the Commission, except as otherwise noted. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

r) Incorporation and Good Standing of the Company and its Subsidiaries. The Company and each of the Guarantors has been duly organized and is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of incorporation or organization, with all power and authority necessary to conduct the business in which it is engaged or to own or lease its properties; and each of the Company and the Guarantors is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change. All of the issued shares of capital stock of the Company have been duly authorized and validly authorized and issued, are fully paid and nonassessable.

s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the execution or delivery of this Agreement by the Company and the Guarantors, the consummation of the transactions contemplated hereby, the execution and delivery of the Indenture, the Notes and the Guarantees by the Company and the Guarantors, as applicable, or compliance by the Company and the Guarantors with all of the provisions of this Agreement, the Indenture, the Notes and the Guarantees, as applicable, will result in a breach or violation of, or constitute a default under (i) the certificate of incorporation, by-laws, certificate of limited partnership, limited liability company agreement, partnership agreement or other constitutive documents of the Company, the Guarantors or any of the Company’s significant subsidiaries (the Company’s significant subsidiaries as defined in Rule 1-02 of Regulation S-X are collectively referred to as the “Significant Subsidiaries”), (ii) any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their properties is subject that is material to the financial condition or prospects of the Company and its subsidiaries taken as a whole, or (iii) any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Company or any of the Guarantors or any of their respective properties or assets, except, in the case of clauses (ii) and (iii) above, for such breach, violation or default which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. (i) Neither the Company nor any of its

Significant Subsidiaries is in violation or breach of its certificate of incorporation, by-laws, certificate of limited partnership, limited liability company agreement, partnership agreement or other constitutive documents, (ii) none of the Company, any of the Guarantors or any of the Company’s Significant Subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) none of the Company, any of the Guarantors or any of the Company’s Significant Subsidiaries is in violation of any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Company or its subsidiaries or any of their respective properties or assets or (iv) none of the Company, any of the Guarantors or any of the Company’s Significant Subsidiaries has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary for the conduct of its business or the ownership or holding of its property, except in the case of clauses (ii), (iii) and (iv), to the extent any such violation, breach, default or failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

t) Governmental Approvals. No consent, approval, order or authorization of any governmental agency or body or court is required in connection with the consummation of the transactions contemplated by this Agreement, the Indenture, the Notes or the Guarantees, except for such consents, approvals, orders and authorizations required under the securities or “Blue Sky” laws of certain jurisdictions, and except, further, for such consents, approvals, orders and authorizations which have been obtained and are in full force and effect.

u) No Material Actions or Proceedings. Except as described or contemplated in the Disclosure Package and the Prospectus, there is no litigation or legal or governmental proceeding to which the Company or any Guarantor is a party or to which any property or assets of the Company or any Guarantor is subject or which is pending or, to the knowledge of the Company or any Guarantor, threatened against the Company or any Guarantor which if adversely determined, would, individually or in the aggregate, be reasonably likely to result in a Material Adverse Change.

v) Labor Matters. None of the Company, the Guarantors or any of the Company’s Significant Subsidiaries is involved in any strike, job action or labor dispute with any group of employees that would reasonably be expected to have a Material Adverse Change, and, to the Company’s knowledge, no such action or dispute is threatened.

w) Intellectual Property Rights. The Company, each of the Guarantors and each of the Company’s Significant Subsidiaries own or possess adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, licenses, inventions, trade secrets and other rights, and all registrations or applications relating thereto, described in the Disclosure Package and the Prospectus as being owned by them or necessary for the conduct of their business, except as such would not reasonably be expected to have a Material Adverse Change (individually or in the aggregate), and the Company is not aware of any pending or threatened claim to the contrary or any pending or threatened challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing which, if determined adversely to the Company and its subsidiaries, would reasonably be expected to have a Material Adverse Effect (individually or in the aggregate).

x) No Additional Documents. There are no contracts or documents which would be required to be described in a prospectus contained in a registration statement on Form S-3 under the Securities Act or by the rules and regulations thereunder which have not been described in the Disclosure Package and the Prospectus.

y) Capital Stock and Long-Term Debt. Since the respective dates as of which information is given in the Disclosure Package and the Prospectus, and except as disclosed or contemplated in the Disclosure Package and the Prospectus, there has not been any material change in the capital stock, membership, partnership or other equity interests or material increase in long-term debt of the Company or its subsidiaries or any Material Adverse Change, or any development involving or which would reasonably be expected to involve a Material Adverse Change.

z) Liabilities and Dividends. Since the respective dates as of which information is given in the Disclosure Package and the Prospectus, and except as disclosed or contemplated in the Disclosure Package and the Prospectus, the Company and its subsidiaries have not incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that would reasonably be expected to have a Material Adverse Change or declared or paid any special dividend on its capital stock, partnership or other equity interests.

aa) Company Not an Investment Company. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act.

bb) No Price Stabilization or Manipulation. The Company and the Guarantors have not taken and will not take, directly or indirectly, any action designed to result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

cc) No Unlawful Contributions or Other Payments. To the best of the Company’s knowledge, none of the Company, any of the Guarantors or any of the Company’s Significant Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, in each case except as would not reasonably be expected to have a Material Adverse Change or as described in the Preliminary Prospectus and the Prospectus.

dd) No Conflict with Money Laundering Laws. To the Company’s knowledge, the operations of the Company, the Guarantors and the Company’s subsidiaries are, and have been, conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of the Company’s Significant Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, the Guarantors or any of the Company’s Significant Subsidiaries, threatened, except for any such action, suit or proceeding as would not reasonably be expected to have a Material Adverse Change.

ee) No Conflict with OFAC Laws. None of the Company, the Guarantors or any of the Company’s Significant Subsidiaries nor, to the knowledge of the Company or the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of the Guarantors is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

ff) Compliance with Environmental Laws. Except as disclosed in the Disclosure Package and the Prospectus (i) to the knowledge of the Company, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Change; and (ii) to the knowledge of the Company, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances with respect to the Company or any of its subsidiaries, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Change; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

gg) ERISA Compliance. Except as disclosed in the Disclosure Package and the Prospectus, the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) subject to Title IV of ERISA for which the Company would have any material liability; the Company has not incurred and does not expect to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any such “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”) which, in the case of each of the foregoing clauses (i) and (ii), would result in a Material Adverse Change (other than contributions in the normal course which are not in default); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

hh) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

ii) Internal Controls and Procedures. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The Company’s internal controls over financial reporting were effective as of December 31, 2013 and, to the Company’s knowledge, continue to be effective in all material respects. The Company is not aware of any material weaknesses in its internal control over financial reporting.

jj) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that information required to be disclosed in the Company’s reports under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, in order to allow timely decisions regarding required disclosures; and such disclosure controls and procedures were effective at the reasonable assurance level at December 31, 2013 and, to the Company’s knowledge, continue to be effective at the reasonable assurance level.

kk) Ranking. The Notes and the Guarantees will be pari passu with all existing and future unsecured and unsubordinated indebtedness of the Company and the Guarantors, as applicable.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Notes.

a) The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the 2017 Notes and the 2024 Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each Underwriter agrees, severally and not jointly, to purchase from the Company (i) the respective principal amount of 2017 Notes set forth opposite such Underwriter’s name on Schedule A at a purchase price of 99.401% of the principal amount of such Notes, payable on the Closing Date and (ii) the respective principal amount of 2024 Notes set forth opposite such Underwriter’s name on Schedule A at a purchase price of 98.795% of the principal amount of such Notes, payable on the Closing Date.

b) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Latham & Watkins LLP at 885 Third Avenue, New York, NY (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on May 28, 2014, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

c) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

e) Delivery of the Notes. The Company and the Guarantors shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3. Covenants of the Company.

The Company and the Guarantors jointly and severally covenant and agree with each Underwriter as follows:

a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 of the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 of the Securities Act was received for filing by the Commission and, in the event that it was not, it will promptly file such document. During the Prospectus Delivery Period, the Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the

Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

f) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company and each of the Guarantors shall not be required to qualify to transact business or to take any action that would subject the Company or any Guarantor to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company and each of the Guarantors will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company and each Guarantor shall use their respective best efforts to obtain the withdrawal thereof at the earliest possible moment.

g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

h) Depositary. The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

i) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).

j) Final Term Sheet. The Company and the Guarantors will prepare a final term sheet containing only a description of the Notes and their offering, in a form approved by the Underwriters and attached substantially in the form of Annex III hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

k) Permitted Free Writing Prospectuses. The Company and the Guarantors represent that they have not made, and agree that, unless they obtain the prior written consent of the Representatives, they will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(j).

l) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company or any Guarantor receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company and the Guarantors will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use their best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company and the Guarantors will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company or any Guarantor has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

m) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

n) Compliance with Sarbanes-Oxley Act. During the Prospectus Delivery Period, the Company and the Guarantors will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use their best efforts to cause the Company’s and each Guarantor’s respective directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

o) No Manipulation of Price. Neither the Company nor any Guarantor will take, directly or indirectly, any action designed to cause or result in, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or the Guarantors of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Company and the Guarantors agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes, (iii) all fees and expenses of the Company’s or any Guarantor’s counsel, independent public or certified public accountants and other advisors to the Company or any Guarantor, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, the DTC Agreement and the Notes, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company, the Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Notes, (vii) the fees and expenses of the Trustee (including the fees and disbursements of counsel for the Trustee) in connection with the Indenture and the Notes, (viii) any fees payable in connection with the rating of the Notes with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xi) all other fees, costs and expenses incurred in connection with the performance of their obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

a) Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) of the Securities Act (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A of the Securities Act).

b) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLC, an independent registered public accounting firm for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

c) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

d) No Objection. If the Registration Statement and/or the offering of the Notes has been filed with FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

e) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change;

(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (c) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Prospectus; and

(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) under the Exchange Act.

f) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, counsel for the Company and the Guarantors, dated as of such Closing Date, substantially in the form of which is attached as Exhibit B-1 and Exhibit B-2.

g) Opinion of Steven M. Post. On the Closing Date, the Representatives shall have received the favorable opinion of Steven M. Post, General Counsel of the Company, dated as of such Closing Date, substantially in the form of which is attached as Exhibit C.

h) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

i) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate from the Company and the Guarantors executed by their respective Chairman of the Board or their respective Chief Executive Officer and by their respective Chief Financial Officer or Chief Accounting Officer, dated as of such Closing Date, to the effect that:

(i) the Company and the Guarantors have received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii) the Company and the Guarantors have not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii) the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv) the Company and the Guarantors have complied with all the agreements hereunder and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

j) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or 11(i) (with respect to the Company’s securities) or (iv), or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

SECTION 8. Indemnification.

(a) Indemnification of the Underwriters. The Company and the Guarantors hereby jointly and severally agree to indemnify and hold harmless each Underwriter, its directors, officers, and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Guarantors may otherwise have.

(b) Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantors within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Guarantors or any such respective director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company, the Guarantors or any such respective director, officer or controlling person for any legal and other expense reasonably incurred by the Company, any Guarantor or any such respective director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Guarantors hereby acknowledge that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in paragraphs 9 and 10 under the heading entitled “Underwriting” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the

Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the applicable series of Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the applicable series of Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company and the Guarantors, each officer of the Company and the Guarantors who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantors with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services. Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8, 9 and 17 shall survive such termination and remain in full force and effect.

SECTION 12. No Fiduciary Duty. Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Guarantors, or any of their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantors on other matters) and no Underwriter has any obligation to the Company or the Guarantors with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Underwriters with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors, of their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, the Guarantors, the officers or employees of the Company or the Guarantors, or any person controlling the Company or the Guarantors, as the case may be or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

New York, NY 10020

Facsimile: 212-901-7881

Attention: High Grade Debt Capital Markets Transaction Management/Legal

or

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Facsimile: 646-834-8133

Attn: Syndicate Registration

or

SunTrust Robinson Humphrey, Inc.

333 Peachtree Road, NE, 11th Floor

Atlanta, GA 30326

Facsimile: (404) 926-5750

Attn: Syndicate Registration

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Facsimile: 212-751-4864

Attention: Kirk A. Davenport II

If to the Company or the Guarantors:

L-3 Communications Corporation

600 Third Avenue

New York, NY 10016

Facsimile: 212-805-5306

Attention: Steven M. Post

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Facsimile: 212-455-2502

Attention: Avrohom J. Kess and Marisa D. Stavenas

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the directors, officers, employees, agents and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

SECTION 18. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement among the Company, the Guarantors and the several Underwriters in accordance with its terms.

Very truly yours,

L-3 COMMUNICATIONS CORPORATION, as Issuer

By:	/s/ Steven M. Post
	Name:	Steven M. Post
	Title:	Senior Vice President, General
Counsel and Corporate Secretary

Guarantors:

BROADCAST SPORTS INC.

ELECTRODYNAMICS, INC.

FUNA INTERNATIONAL, INC.

INTERSTATE ELECTRONICS CORPORATION

L-3 APPLIED TECHNOLOGIES, INC.

L-3 CHESAPEAKE SCIENCES CORPORATION

L-3 COMMUNICATIONS AIS GP CORPORATION

L-3 COMMUNICATIONS AVIONICS SYSTEMS, INC.

L-3 COMMUNICATIONS CINCINNATI ELECTRONICS CORPORATION

L-3 COMMUNICATIONS DYNAMIC POSITIONING AND CONTROL SYSTEMS, INC.

L-3 COMMUNICATIONS ELECTRON TECHNOLOGIES, INC.

L-3 COMMUNICATIONS EO/IR, INC.

L-3 COMMUNICATIONS ESSCO, INC.

L-3 COMMUNICATIONS FLIGHT CAPITAL LLC

L-3 COMMUNICATIONS FLIGHT INTERNATIONAL AVIATION LLC

L-3 COMMUNICATIONS FOREIGN HOLDINGS, INC.

L-3 COMMUNICATIONS GERMANY HOLDINGS, LLC

L-3 COMMUNICATIONS INVESTMENTS INC.

L-3 COMMUNICATIONS KLEIN ASSOCIATES, INC.

L-3 COMMUNICATIONS MARIPRO, INC.

L-3 COMMUNICATIONS MOBILE-VISION, INC.

L-3 COMMUNICATIONS SECURITY AND DETECTION SYSTEMS, INC.

L-3 COMMUNICATIONS SONOMA EO, INC.

L-3 COMMUNICATIONS VECTOR INTERNATIONAL AVIATION LLC

L-3 COMMUNICATIONS VERTEX AEROSPACE LLC

L-3 COMMUNICATIONS WESTWOOD CORPORATION

L-3 DOMESTIC HOLDINGS, INC.

Underwriting Agreement

L-3 FUZING AND ORDNANCE SYSTEMS, INC.

L-3 G.A. INTERNATIONAL, INC.

L-3 NATIONAL SECURITY SOLUTIONS, INC.

L-3 TACTICAL SYSTEMS, INC.

L-3 UNIDYNE, INC.

L-3 UNMANNED SYSTEMS, INC.

PAC ORD INC.

POWER PARAGON, INC.

SPD ELECTRICAL SYSTEMS, INC.

SPD SWITCHGEAR INC.

TITAN FACILITIES, INC.

As Guarantors

By:	/s/ Steven M. Post
Name:	Steven M. Post
Title:	Senior Vice President, Secretary

L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P., a Delaware limited partnership

As a Guarantor

By:	L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner

By:	/s/ Steven M. Post
Name:	Steven M. Post
Title:	Senior Vice President, Secretary

Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

BARCLAYS CAPITAL INC.

SUNTRUST ROBINSON HUMPHREY, INC.

Acting as Representatives of the

several Underwriters named in

the attached Schedule A.

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Happy Hazelton
	Name:	Happy Hazelton
	Title:	Managing Director

By:	Barclays Capital Inc.

By:	/s/ Pamela Kendall
	Name:	Pamela Kendall
	Title:	Director

By:	SunTrust Robinson Humphrey, Inc.

By:	/s/ Glenn Stewart
	Name:	Glenn Stewart
	Title:	Managing Director

Underwriting Agreement

SCHEDULE A

Underwriters	Aggregate Principal Amount of 2017 Notes to be Purchased	Aggregate Principal Amount of 2024 Notes to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$52,500,000	$97,500,000
Barclays Capital Inc.	52,500,000	97,500,000
SunTrust Robinson Humphrey, Inc.	52,500,000	97,500,000
Deutsche Bank Securities Inc.	26,250,000	48,750,000
Mitsubishi UFJ Securities (USA), Inc.	26,250,000	48,750,000
Scotia Capital (USA) Inc.	26,250,000	48,750,000
U.S. Bancorp Investments, Inc.	26,250,000	48,750,000
Wells Fargo Securities, LLC	26,250,000	48,750,000
ANZ Securities, Inc.	12,250,000	22,750,000
BNY Mellon Capital Markets, LLC	12,250,000	22,750,000
HSBC Securities (USA) Inc.	12,250,000	22,750,000
SMBC Nikko Securities America, Inc.	12,250,000	22,750,000
BB&T Capital Markets, a division of BB&T Securities, LLC	6,125,000	11,375,000
Comerica Securities, Inc.	6,125,000	11,375,000
Total	$350,000,000	$650,000,000

Sch-1

ANNEX I

Issuer Free Writing Prospectuses

Final Term Sheet dated May 13, 2014.

ANNEX II

Company Additional Written Communication

[None]

ANNEX III

L-3 COMMUNICATIONS CORPORATION

Final Term Sheet

$350,000,000 1.50% Senior Notes due 2017

Issuer:	L-3 Communications Corporation

Security Type:	Senior Unsecured Notes

Principal Amount:	$350,000,000

Ratings (Moody’s/ S&P / Fitch):*	[Intentionally Omitted]

Maturity Date:	May 28, 2017

Trade Date:	May 13, 2014

Settlement Date:

May 28, 2014; T+10

It is expected that delivery of the notes will be made against payment therefor on or about May 28, 2014, which is the tenth business day following the date hereof (such settlement cycle being referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next six business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next six business days should consult their own advisors.

Interest Payment Dates:	May 28 and November 28, commencing on November 28, 2014

Interest Record Dates:	May 14 and November 14

Interest Rate:	1.50%

Yield to Maturity:	1.551%

Spread to Benchmark Treasury:	T+70 bps

Benchmark Treasury:	0.875% due May 15, 2017

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Benchmark Treasury Price and Yield:	100-2 1⁄4 / 0.851%

Price to Public	99.851%

Optional Redemption:	Make-whole redemption at the greater of par and a discount rate of T+10 bps at any time prior to maturity.

CUSIP / ISIN:	502413 BC0 / US502413BC01

Denominations / Multiple:	$2,000 x $1,000

Joint Book-Running Managers:

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Barclays Capital Inc.

SunTrust Robinson Humphrey, Inc.

Deutsche Bank Securities Inc.

Mitsubishi UFJ Securities (USA), Inc.

Scotia Capital (USA) Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Senior Co-Managers:	ANZ Securities, Inc. BNY Mellon Capital Markets, LLC HSBC Securities (USA) Inc. SMBC Nikko Securities America, Inc.
Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC Comerica Securities, Inc.

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

$650,000,000 3.95% Senior Notes due 2024

Issuer:	L-3 Communications Corporation

Security Type:	Senior Unsecured Notes

Principal Amount:	$650,000,000

Ratings (Moody’s/ S&P / Fitch):*	[Intentionally Omitted]

Maturity Date:	May 28, 2024

Trade Date:	May 13, 2014

Settlement Date:

May 28, 2014; T+10

It is expected that delivery of the notes will be made against payment therefor on or about May 28, 2014, which is the tenth business day following the date hereof (such settlement cycle being referred to as “T+10”). Under Rule 15c6-1 under the Exchange

A-3

Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next six business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next six business days should consult their own advisors.

Interest Payment Dates:	May 28 and November 28, commencing on November 28, 2014

Interest Record Dates:	May 14 and November 14

Interest Rate:	3.95%

Yield to Maturity:	4.018%

Spread to Benchmark Treasury:	T+140 bps

Benchmark Treasury:	2.500% due May 15, 2024

Benchmark Treasury Price and Yield:	98-31 / 2.618%

Price to Public	99.445%

Optional Redemption:

Make-whole redemption at the greater of par and a discount rate of T+20 bps at any time prior to February 28, 2024 (three months prior to the maturity date).

At any time on or after February 28, 2024 (three months prior to the maturity date), at par.

CUSIP / ISIN:	502413 BD8 / US502413BD83

Denominations / Multiple:	$2,000 x $1,000

Joint Book-Running Managers:

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Barclays Capital Inc.

SunTrust Robinson Humphrey, Inc.

Deutsche Bank Securities Inc.

Mitsubishi UFJ Securities (USA), Inc.

Scotia Capital (USA) Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Senior Co-Managers:	ANZ Securities, Inc. BNY Mellon Capital Markets, LLC HSBC Securities (USA) Inc. SMBC Nikko Securities America, Inc.

A-3

Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC Comerica Securities, Inc.

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Changes from the Preliminary Prospectus Supplement:

Terms used and not defined herein have the meanings assigned in the Preliminary Prospectus Supplement, dated May 13, 2014.

Use of Proceeds

Estimated net proceeds to L-3 Communications Corporation from the offering of the senior notes will be approximately $988 million, after deduction of underwriting expenses and commissions and estimated expenses payable by L-3 Communications Corporation. L-3 Communications Corporation intends to use a portion of the net proceeds from the offering of the senior notes to fund the CODES Retirement. The CODES bear interest at a rate of 3.00% per annum and mature on August 1, 2035. The remaining net proceeds will be used for general corporate purposes.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization at March 28, 2014:

•	on an actual basis; and

•	as adjusted to give effect to the CODES Retirement, the issuance and sale of the senior notes in this offering and the application of the net proceeds therefrom.

	At March 28, 2014
	Actual	As Adjusted(1)
	(in millions)
Cash and cash equivalents	$227	$327

Borrowing under amended and restated revolving credit facility(2)	$—	$—
3.95% Senior Notes due 2016	500	500
1.50% Senior Notes due 2017	—	350
5.20% Senior Notes due 2019	1,000	1,000
4.75% Senior Notes due 2020	800	800
4.95% Senior Notes due 2021	650	650
3.95% Senior Notes due 2024	—	650
3.00% Convertible Contingent Debt Securities due 2035	689	—
Principal amount of long-term debt	3,639	3,950
Unamortized discounts	(8)	(12)

Carrying amount of long-term debt	3,631	3,938

Equity:
Total shareholders’ equity	6,113	5,986
Noncontrolling interests	75	75

Total equity	6,188	6,061

Total capitalization	$9,819	$9,999

(1)

The as adjusted amounts assume that all holders of the CODES elect to convert their CODES prior to the redemption date. We intend to settle the conversion value obligation with respect to all converted CODES entirely in cash. We estimate the aggregate cash payment to settle the conversion value obligation to be approximately $888 million based on the closing price of L-3 Holdings’ common stock ($114.55 per share) on May 9, 2014. The actual conversion value will be calculated in accordance with the indenture

A-3

governing the CODES and will be based on the closing price of L-3 Holdings’ common stock and the conversion rate applicable for each trading day in the 20 trading day period ending one trading day immediately preceding the redemption date for the CODES. The difference between the fair value of the debt component of the CODES and cash paid to settle the conversion value obligation will be recorded as a reduction to shareholders’ equity, net of related deferred income taxes, in accordance with the accounting for early conversion of convertible debt. We expect the fair value of the debt component of the CODES to equal its par value.
(2)	At March 28, 2014, we had the availability of all of our $1 billion amended and restated revolving credit facility, subject to compliance with applicable covenants.

The issuer has filed a registration statement (including a prospectus) and related preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the active joint book-running managers can arrange to send you the prospectus if you request it by (i) Merrill Lynch, Pierce Fenner & Smith Incorporated at 1-800-294-1322 or dg.prospectus_requests@baml.com; (ii) Barclays Capital Inc. at 1-888-603-5847; or (iii) SunTrust Robinson Humphrey, Inc. at 1-800-685-4786.

EXHIBIT A

Guarantors

BROADCAST SPORTS INC., a Delaware corporation

ELECTRODYNAMICS, INC., an Arizona corporation

FUNA INTERNATIONAL, INC., a Florida corporation

INTERSTATE ELECTRONICS CORPORATION, a California corporation

L-3 APPLIED TECHNOLOGIES, INC., a Delaware corporation

L-3 CHESAPEAKE SCIENCES CORPORATION, a Maryland corporation

L-3 COMMUNICATIONS AIS GP CORPORATION, a Delaware corporation

L-3 COMMUNICATIONS AVIONICS SYSTEMS, INC., a Delaware corporation

L-3 COMMUNICATIONS CINCINNATI ELECTRONICS CORPORATION, an Ohio corporation

L-3 COMMUNICATIONS DYNAMIC POSITIONING AND CONTROL SYSTEMS, INC., a California corporation

L-3 COMMUNICATIONS ELECTRON TECHNOLOGIES, INC., a Delaware corporation

L-3 COMMUNICATIONS EO/IR, INC., a Florida corporation

L-3 COMMUNICATIONS ESSCO, INC., a Delaware corporation

L-3 COMMUNICATIONS FLIGHT CAPITAL LLC, a Delaware limited liability company

L-3 COMMUNICATIONS FLIGHT INTERNATIONAL AVIATION LLC, a Delaware limited liability company

L-3 COMMUNICATIONS FOREIGN HOLDINGS, INC., a Delaware corporation

L-3 COMMUNICATIONS GERMANY HOLDINGS, LLC, a Delaware limited liability company

L-3 COMMUNICATIONS INTEGRATED SYSTEMS, L.P., a Delaware limited partnership

L-3 COMMUNICATIONS INVESTMENTS INC., a Delaware corporation

L-3 COMMUNICATIONS KLEIN ASSOCIATES, INC., a Delaware corporation

L-3 COMMUNICATIONS MARIPRO, INC., a California corporation

L-3 COMMUNICATIONS MOBILE-VISION, INC., a New Jersey corporation

L-3 COMMUNICATIONS SECURITY AND DETECTION SYSTEMS, INC., a Delaware corporation

L-3 COMMUNICATIONS SONOMA EO, INC., a California corporation

L-3 COMMUNICATIONS VECTOR INTERNATIONAL AVIATION LLC, a Delaware limited liability company

L-3 COMMUNICATIONS VERTEX AEROSPACE LLC, a Delaware limited liability company

L-3 COMMUNICATIONS WESTWOOD CORPORATION, a Nevada corporation

L-3 DOMESTIC HOLDINGS, INC., a Delaware corporation

L-3 FUZING AND ORDNANCE SYSTEMS, INC., a Delaware corporation

L-3 G.A. INTERNATIONAL, INC., a Florida corporation

L-3 NATIONAL SECURITY SOLUTIONS, INC., a Delaware corporation

L-3 TACTICAL SYSTEMS, INC. , a Delaware corporation

L-3 UNIDYNE, INC. , a Delaware corporation

L-3 UNMANNED SYSTEMS, INC., a Texas corporation

PAC ORD INC., a Delaware corporation

POWER PARAGON, INC., a Delaware corporation

SPD ELECTRICAL SYSTEMS, INC., a Delaware corporation

A-1

SPD SWITCHGEAR INC., a Delaware corporation

TITAN FACILITIES, INC., a Virginia corporation

A-2